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                                  EXHIBIT 23.1

            Consent of Deloitte & Touche LLP, independent auditors.

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542, 33-63723, 333-02617,
333-38017, 333-50831, 333-90233, 333-90255 and 333-41812 of Bush Industries,
Inc. on Form S-8 and 333-14819 and 333-09291 of Bush Industries, Inc. on
Form S-3 of our report dated February 3, 2003 (February 28, 2003 as to Note 14) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting for goodwill), appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended
December 28, 2002.

Deloitte & Touche, LLP

Buffalo, New York
March 26, 2003